UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2006

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1– 10079	94-2885898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices) (Zip Code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 15, 2006, Cypress Semiconductor Corporation (the “Company”) completed the sale of the assets and intellectual property associated with certain products in the Company’s network search engine product line to NetLogic Microsystems, Inc. (“NetLogic”), in accordance with the definitive agreement dated January 25, 2006, as amended on February 15, 2006.

NetLogic acquired the Ayama™ 10000, Ayama 20000, and NSE70000 Network Search Engine families as well as the Sahasra™ 50000 Algorithmic Search Engine family (the “Disposed Products”). The Company retained and continues to support the custom TCAM1 and TCAM2 products in its network search engine product family.

At the closing of the transaction, NetLogic issued to the Company approximately 1.5 million shares of NetLogic’s common stock, which were valued at approximately $52.7 million based on the closing price on February 15, 2006. In addition, within 60 days after the close, NetLogic will issue to the Company an additional 0.2 million shares of its common stock upon the Company’s furnishing to NetLogic certain financial statements regarding the Disposed Products. If certain revenue milestones associated with the Disposed Products are achieved in a twelve-month period after the close of the transaction, NetLogic will pay the Company up to an additional $10.0 million in cash and up to an additional $10.0 million in NetLogic’s common stock.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information

(d) Exhibits

10.1	Agreement for the Purchase and Sale of Assets, dated January 25, 2006, and Amendment No. 1, dated February 15, 2006, by and between Cypress Semiconductor Corporation and NetLogic Microsystems, Inc.

CYPRESS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per-share amounts)

	For the Year Ended January 2, 2005
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues	$948,438	$(6,210	)a	$942,228
Costs and expenses:
Cost of revenues	492,058	(1,775	)a	490,283
Research and development	261,629	(7,759	)a	253,870
Selling, general and administrative	141,799	(1,780	)a	140,019
Restructuring credits	(164)	—		(164)
Amortization of intangible assets	38,898	(3,041	)a	35,857
In-process research and development charge	15,600	—		15,600

Total costs and expenses	949,820	(14,355)		935,465

Operating income (loss)	(1,382)	8,145		6,763
Interest income	11,115	—		11,115
Interest expense	(11,354)	—		(11,354)
Other expense, net	(256)	—		(256)

Income (loss) before income taxes	(1,877)	8,145		6,268
Benefit from income taxes	26,575	—		26,575

Net income	$24,698	$8,145		$32,843

Net income per share:
Basic	$0.20	—		$0.26
Diluted	$0.17	—		$0.23
Shares used in per-share calculation:
Basic	124,580	—		124,580
Diluted	134,130	—		134,130

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CYPRESS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per-share amounts)

	For the Nine Months Ended October 2, 2005
	As Reported	Pro Forma Adjustments		Pro Forma
Revenues	$647,922	$(6,617	)a	$641,305
Costs and expenses:
Cost of revenues	387,878	(3,942	)a	383,936
Research and development	171,151	(5,951	)a	165,200
Selling, general and administrative	115,245	(1,539	)a	113,706
Restructuring costs	28,407	—		28,407
Amortization of intangible assets	22,017	(2,280	)a	19,737
In-process research and development charge	12,300	—		12,300

Total costs and expenses	736,998	(13,712)		723,286

Operating loss	(89,076)	7,095		(81,981)
Interest income	8,196	—		8,196
Interest expense	(6,293)	—		(6,293)
Other income, net	(3,124)	—		(3,124)

Loss before income taxes	(90,297)	7,095		(83,202)
Benefit from income taxes	302	—		302

Net loss	$(89,995)	$7,095		$(82,900)

Net loss per share:
Basic and diluted	$(0.68)	—		$(0.63)
Shares used in per-share calculation:
Basic and diluted	132,254	—		132,254

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CYPRESS SEMICONDUCTOR CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except per-share amounts)

	As of October 2, 2005
	As Reported	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$102,637	$(1,295	)b	$101,342
Short-term investments	107,175	52,677	c	159,852

Total cash, cash equivalents and short-term investments	209,812	51,382		261,194
Accounts receivable, net	137,831	—		137,831
Inventories	77,053	(1,712	)d	75,341
Other current assets	97,723	(280	)d	97,443

Total current assets	522,419	49,390		571,809

Property, plant and equipment, net	443,582	(63	)d	443,519
Goodwill	403,308	(44,048	)e	359,260
Intangible assets, net	51,536	(2,178	)d	49,358
Other assets	132,399	—		132,399

Total assets	$1,553,244	$3,101		$1,556,345

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,360	$—		$68,360
Accrued compensation and employee benefits	36,432	(386	)b	36,046
Other current liabilities	72,228	(909	)b	73,483
		1,400	f
		764	g
Deferred income on sales to distributors	28,462	—		28,462
Income taxes payable	1,488	—		1,488

Total current liabilities	206,970	869		207,839

Convertible subordinated notes	599,997	—		599,997
Deferred income taxes and other tax liabilities	72,470	—		72,470
Other long-term liabilities	37,795	—		37,795

Total liabilities	917,232	869		918,101

Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—		—
Common stock	1,424	—		1,424
Additional paid-in-capital	1,161,004	(42	)h	1,160,962
Deferred stock compensation	(594)	42	h	(552)
Accumulated other comprehensive income	741	—		741
Accumulated deficit	(451,028)	2,232	i	(448,796)

	711,547	2,232		713,779
Less: shares of common stock held in treasury, at cost	(75,535)	—		(75,535)

Total stockholders’ equity	636,012	2,232		638,244

Total liabilities and stockholders’ equity	$1,553,244	$3,101		$1,556,345

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

CYPRESS SEMICONDUCTOR CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF TRANSACTION

On February 15, 2006, Cypress Semiconductor Corporation (the “Company”) completed the sale of the assets and intellectual property associated with certain products in the Company’s network search engine product line to NetLogic Microsystems, Inc. (“NetLogic”). The products sold to NetLogic included the Ayama™ 10000, Ayama 20000, and NSE70000 Network Search Engine families as well as the Sahasra™ 50000 Algorithmic Search Engine family (the “Disposed Products”). The Company retained and continues to support the custom TCAM1 and TCAM2 products in its network search engine product family.

At the closing of the transaction, NetLogic issued to the Company approximately 1.5 million shares of NetLogic’s common stock, which were valued at approximately $52.7 million based on the closing price on February 15, 2006. Within 60 days after the close, NetLogic will issue to the Company an additional 0.2 million shares of its common stock upon the Company’s furnishing to NetLogic certain financial statements regarding the Disposed Products.

In addition, if certain revenue milestones associated with the Disposed Products are achieved in the twelve-month period after the close of the transaction, NetLogic will pay the Company up to an additional $10.0 million in cash and up to an additional $10.0 million in NetLogic’s common stock.

NOTE 2 – PRO FORMA INFORMATION

The accompanying unaudited pro forma condensed statements of operations are represented as if the transaction described in Note 1 had occurred on December 29, 2003 (the beginning of fiscal 2004). The unaudited pro forma condensed balance sheet is presented as if the transaction had occurred on October 2, 2005.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are preliminary and subject to change upon completion of a more comprehensive analysis by the Company. The Company expects to complete this analysis prior to finalization of its financial statements for the first quarter ended April 2, 2006.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have actually occurred if the transaction had been consummated as of the dates indicated, nor are they necessarily indicative of future operating results or financial position.

The pro forma adjustments are as follows:

a.	Following the close of the transaction, the Company will no longer have revenues and related costs associated with the Disposed Products. These adjustments are recorded to eliminate the net revenues, cost of revenues and operating expenses which the Company believes (1) are directly attributable to the Disposed Products and (2) will not continue after the completion of the transaction.

b.	To settle the liabilities relating to employees who have been either terminated or transferred to NetLogic.

c.	To record the value of the NetLogic shares of common stock received at the close of the transaction.

d.	To eliminate the assets sold to NetLogic.

e.	To eliminate an estimate of the goodwill relating to the Disposed Products in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”

f.	To accrue for the estimated transaction expenses associated with the sale.

g.	To accrue for the severance payments to employees who have been either terminated or transferred to NetLogic.

h.	To release the unamortized balance of the deferred stock-based compensation related to employees who have been either terminated or transferred to NetLogic.

i.	To record the preliminary gain on sale of the Disposed Products:

Proceeds received from NetLogic	$52,677
Assets sold to NetLogic	(4,233)
Allocation of goodwill	(44,048)
Accrued transaction expense	(1,400)
Accrued severance payments	(764)

Gain on sale of the Disposed Products	$2,232

The gain calculation is preliminary and subject to change upon finalization of the Company’s financial statements for the first quarter ended April 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: February 21, 2006	By:	/s/ Brad W. Buss
Brad W. Buss
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Agreement for the Purchase and Sale of Assets, dated January 25, 2006, and Amendment No. 1, dated February 15, 2006, by and between Cypress Semiconductor and NetLogic Microsystems, Inc.